Exhibit 99.1

Investor	Nancy Christal	Media	Carolyn Castel
Contact:	Senior Vice President	Contact:	Vice President
	Investor Relations		Corporate Communications
	(914) 722-4704		(401) 770-5717

FOR IMMEDIATE RELEASE

CVS HEALTH REPORTS THIRD QUARTER RESULTS
LOWERS AND NARROWS 2016 GUIDANCE, PROVIDES 2017 PRELIMINARY OUTLOOK
AND ANNOUNCES NEW LONG-TERM ADJUSTED EPS TARGET

Third Quarter Year-over-year Highlights:

•	Net revenues increased 15.5% to $44.6 billion

•	GAAP operating profit increased 20.9% to $2.8 billion

•	GAAP diluted EPS from continuing operations of $1.43

•	Adjusted EPS increased 28.0% to $1.64

•
GAAP and Adjusted EPS both include a benefit of approximately 5 cents per share related to a lower income tax rate primarily due to the resolution of tax matters previously forecasted for the fourth quarter

Year-to-date Highlights:

•	Cash flow from operations of $7.9 billion

•	Generated free cash flow of $6.6 billion

2016 Guidance:

•	Full year GAAP diluted EPS lowered and narrowed to $4.84 to $4.90 from $4.92 to $5.00, including third quarter acquisition-related integration costs

•	Full year Adjusted EPS lowered and narrowed to $5.77 to $5.83 from $5.81 to $5.89

•	Provided fourth quarter GAAP diluted EPS of $1.52 to $1.58, excluding acquisition-related integration costs

•	Provided fourth quarter Adjusted EPS of $1.64 to $1.70, up 7.00% to 10.75%

•	Raised full year cash flow from operations to $9.1 to $9.3 billion; free cash flow to $6.8 to $7.0 billion

2017 Preliminary Outlook:

•	Provided full year GAAP diluted EPS of $5.16 to $5.33

•	Provided full year Adjusted EPS of $5.77 to $5.93

•	Both include the projected loss of more than 40 million retail prescriptions related to new restricted pharmacy networks

•	GAAP diluted EPS includes impact of previously announced termination of pension plan

WOONSOCKET, RHODE ISLAND, November 8, 2016 - CVS Health Corporation (NYSE: CVS) today announced operating results for the three months ended September 30, 2016.

President and Chief Executive Officer Larry Merlo stated, “We posted a solid third quarter with the PBM exceeding our expectations and retail performing at the lower end of our expectations. However, very recent pharmacy network changes in the marketplace are expected to cause some retail prescriptions to begin migrating out of our pharmacies this quarter. In addition, we are currently experiencing slowing prescription growth in the overall market as well as a soft seasonal business. These factors combined are leading us to reduce the mid-point of our guidance for this year by five cents per share. The network changes have more significant implications for our 2017 outlook. While we expect a healthy increase in PBM operating profit growth in 2017, we expect a decrease in retail operating profit growth.”

Mr. Merlo continued, “We remain confident in our model and we are targeting 10% growth in Adjusted EPS for the longer term, as we continue to introduce new and innovative ways to drive value for patients, payors, and providers.”

Revenues

Net revenues for the three months ended September 30, 2016 increased 15.5%, or $6.0 billion, to $44.6 billion, compared to the three months ended September 30, 2015. Revenues in the Pharmacy Services Segment increased 19.2%, or $4.9 billion, to
$30.4 billion in the three months ended September 30, 2016. The increase was primarily driven by increased pharmacy network claim volume and growth in specialty pharmacy. Pharmacy network claims processed during the three months ended September 30, 2016 increased 23.3% to 282.6 million, compared to 229.1 million in the prior year. The increase in pharmacy network claim volume was primarily due to the growth in net new business. Mail choice claims processed during the three months ended September 30, 2016, increased 2.5%, to 22.4 million, compared to 21.9 million in the prior year. The increase in mail choice claims was primarily driven by the continued adoption of our Maintenance Choice® offerings.

Revenues in the Retail/LTC Segment increased 12.5%, or $2.2 billion, to approximately $20.1 billion, in the three months ended September 30, 2016. The increase was primarily driven by the addition of the long-term care ("LTC") pharmacy operations acquired as part of the acquisition of Omnicare, Inc. ("Omnicare") in August 2015, the addition of the pharmacies and clinics of Target Corporation ("Target") acquired in December 2015 and pharmacy same store sales growth. Same store sales increased 2.3% versus the third quarter of 2015. Pharmacy same store sales rose 3.4% and pharmacy same store prescription volumes rose 3.0% on a 30-day equivalent basis. Pharmacy same store sales were negatively affected by approximately 340 basis points from recent generic drug introductions. Front store same store sales decreased 1.0%, which were negatively affected by softer customer traffic partially offset by an increase in basket size.

For the three months ended September 30, 2016, the generic dispensing rate increased approximately 160 basis points to 85.4% in the Pharmacy Services Segment and increased approximately 100 basis points to 85.8% in the Retail/LTC Segment.

Operating Profit

For the three months ended September 30, 2016, consolidated operating profit increased $486 million, or 20.9%. Excluding acquisition-related integration costs of $65 million in 2016 and acquisition-related transaction and integration costs of $127 million in 2015, consolidated operating profit increased $424 million, or 17.3%, from $2,458 million for the three months ended September 30, 2015 to $2,882 million for the three months ended September 30, 2016. For the three months ended September 30, 2016, operating profit increased $296 million, or 25.3%, to $1,458 million in the Pharmacy Services Segment and $130 million, or 7.9%, to $1,773 million in the Retail/LTC Segment. Excluding acquisition-related integration costs of $52 million and $12 million in the three months ended September 30, 2016 and 2015, respectively, the Retail/LTC Segment operating profit grew $170 million, or 10.3%, to $1,825 million for the three months ended September 30, 2016. Both segments benefited from increased generic drugs dispensed. The Pharmacy Services Segment was also positively affected by growth in specialty pharmacy, growth in Medicare Part D lives and favorable purchasing economics. The Retail/LTC Segment was also positively affected by the acquisition of the pharmacies and clinics of Target and the acquisition of Omnicare's LTC business as well as an improved front store margin rate. These positive factors for both segments were partially offset by continued pricing in the Pharmacy Services Segment and reimbursement pressure in the Retail/LTC Segment.

Net Income and Earnings Per Share

Net income for the three months ended September 30, 2016 was $1.5 billion, an increase of $294 million or 23.6%. The increase in net income is primarily due to the $486 million increase in operating profit discussed above partially offset by a
$101 million loss on early extinguishment of debt. Net income also benefited, by approximately $0.05 per share, from a lower income tax rate, which was primarily due to the resolution of income tax matters previously forecasted in the fourth quarter.

GAAP earnings per diluted share from continuing operations (“GAAP diluted EPS”) for the three months ended September 30, 2016 was $1.43, compared to $1.10 in the prior year. Adjusted earnings per share (“Adjusted EPS”) for the three months ended September 30, 2016 and 2015, was $1.64 and $1.28, respectively. Adjusted EPS excludes $197 million and $160 million of intangible asset amortization for the three months ended September 30, 2016 and 2015, respectively. Adjusted EPS for the three months ended September 30, 2016 also excludes $65 million of acquisition-related integration costs and the loss on early extinguishment of debt of $101 million. Adjusted EPS for the three months ended September 30, 2015 also excludes $127 million of acquisition-related transaction and integration costs and $16 million of acquisition-related bridge financing costs. Further detail is shown in the Adjusted Earnings Per Share reconciliation later in this release.

Guidance

The Company lowered and narrowed full year GAAP diluted EPS to $4.84 to $4.90 from $4.92 to $5.00, including acquisition-related integration costs recorded in the nine months ended September 30, 2016. The Company lowered and narrowed full year Adjusted EPS to $5.77 to $5.83 from $5.81 to $5.89. Estimated acquisition-related integration costs for the fourth quarter of 2016 are excluded from the 2016 guidance. Further detail is shown in the 2016 Adjusted Earnings Per Share Guidance reconciliation attached to this release.

In the fourth quarter of 2016, the Company expects to deliver GAAP diluted EPS of $1.52 to $1.58. The Company expects to deliver Adjusted EPS of $1.64 to $1.70. Further detail is shown in the 2016 Adjusted Earnings Per Share Guidance reconciliation attached to this release.

The Company raised cash flow guidance for 2016 and now expects to deliver cash flow from operations of $9.1 billion to $9.3 billion and 2016 free cash flow of $6.8 billion to $7.0 billion. Further detail is shown in the 2016 Free Cash Flow Guidance reconciliation attached to this release.

2017 Preliminary Outlook

The Company provided a preliminary outlook for 2017. GAAP diluted EPS is expected to be in the range of $5.16 to $5.33 and Adjusted EPS is expected to be in the range of $5.77 to $5.93. Included in this outlook is the impact from the projected loss of more than 40 million retail prescriptions related to marketplace changes, including new retail pharmacy networks that are excluding CVS Pharmacy drugstores. The GAAP outlook includes the expected impact of the previously-announced termination of one of the Company’s pension plans and excludes the impact of integration costs related to the acquisition of Omnicare, which will be updated as the year progresses. Further detail is shown in the 2017 Preliminary Outlook reconciliation later in this release.

New Share Repurchase Authorization
The share repurchase authorization approved in December 2014 is nearing completion with approximately $3.7 billion remaining. Reflecting the board's ongoing commitment to returning value to shareholders, the Company announced that, consistent with its practice, the board of directors approved a new share repurchase program for up to $15 billion of the Company's outstanding common stock. Combined with the approximately $3.7 billion that remains from the 2014 program, the Company has approximately $18.7 billion available for share repurchases. The share repurchase authorization, which is effective immediately and is expected to be completed over a multi-year period, permits the Company to effect the repurchases from time to time through a combination of open market repurchases, privately negotiated transactions, accelerated share repurchase transactions, and/or other derivative transactions.

Real Estate Program

During the three months ended September 30, 2016, the Company opened 48 new retail stores and closed 6 retail stores. In addition, the Company relocated 11 retail stores. As of September 30, 2016, the Company operated 9,694 retail stores, including pharmacies in Target stores, in 49 states, the District of Columbia, Puerto Rico and Brazil.

Teleconference and Webcast

The Company will be holding a conference call today for the investment community at 8:30 am (ET) to discuss its quarterly results. An audio webcast of the call will be broadcast simultaneously for all interested parties through the Investor Relations section of the CVS Health website at http://investors.cvshealth.com. This webcast will be archived and available on the website for a one-year period following the conference call.

About the Company

CVS Health is a pharmacy innovation company helping people on their path to better health. Through its more than 9,600 retail pharmacies, more than 1,100 walk-in medical clinics, a leading pharmacy benefits manager with more than 80 million plan members, a dedicated senior pharmacy care business serving more than one million patients per year, and expanding specialty pharmacy services, the Company enables people, businesses and communities to manage health in more affordable and effective ways. This unique integrated model increases access to quality care, delivers better health outcomes and lowers overall health care costs. Find more information about how CVS Health is shaping the future of health at https://www.cvshealth.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. By their nature, all forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements for a number of reasons as described in our Securities and Exchange Commission filings, including those set forth in the Risk Factors section and under the section entitled “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

 — Tables Follow —

CVS HEALTH CORPORATION
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
In millions, except per share amounts	2016	2015	2016	2015

Net revenues	$44,615	$38,644	$131,555	$112,144
Cost of revenues	37,123	31,983	110,304	92,917
Gross profit	7,492	6,661	21,251	19,227
Operating expenses	4,675	4,330	13,908	12,502
Operating profit	2,817	2,331	7,343	6,725
Interest expense, net	253	261	816	562
Loss on early extinguishment of debt	101	—	643	—
Income before income tax provision	2,463	2,070	5,884	6,163
Income tax provision	921	833	2,271	2,433
Income from continuing operations	1,542	1,237	3,613	3,730
Income (loss) from discontinued operations, net of tax	(1)	10	(1)	10
Net income	1,541	1,247	3,612	3,740
Net income attributable to noncontrolling interest	(1)	(1)	(2)	(1)
Net income attributable to CVS Health	$1,540	$1,246	$3,610	$3,739

Basic earnings per share:
Income from continuing operations attributable to CVS Health	$1.44	$1.10	$3.34	$3.31
Income from discontinued operations attributable to CVS Health	$—	$0.01	$—	$0.01
Net income attributable to CVS Health	$1.44	$1.11	$3.34	$3.32
Weighted average basic shares outstanding	1,068	1,114	1,076	1,122

Diluted earnings per share:
Income from continuing operations attributable to CVS Health	$1.43	$1.10	$3.32	$3.28
Income from discontinued operations attributable to CVS Health	$—	$0.01	$—	$0.01
Net income attributable to CVS Health	$1.43	$1.11	$3.32	$3.29
Weighted average diluted shares outstanding	1,073	1,121	1,082	1,130
Dividends declared per share	$0.425	$0.350	$1.275	$1.050

CVS HEALTH CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30,	December 31,
In millions, except per share amounts	2016	2015
Assets:
Cash and cash equivalents	$2,189	$2,459
Short-term investments	74	88
Accounts receivable, net	13,625	11,888
Inventories	14,348	14,001
Other current assets	703	722
Total current assets	30,939	29,158
Property and equipment, net	9,901	9,855
Goodwill	38,214	38,106
Intangible assets, net	13,567	13,878
Other assets	1,535	1,440
Total assets	$94,156	$92,437

Liabilities:
Accounts payable	$7,584	$7,490
Claims and discounts payable	9,178	7,653
Accrued expenses	8,856	6,829
Short-term debt	340	—
Current portion of long-term debt	783	1,197
Total current liabilities	26,741	23,169
Long-term debt	25,610	26,267
Deferred income taxes	4,254	4,217
Other long-term liabilities	1,597	1,542
Commitments and contingencies	—	—
Redeemable noncontrolling interest	—	39

Shareholders’ equity:
CVS Health shareholders’ equity:
Preferred stock, par value $0.01: 0.1 shares authorized; none issued or outstanding	—	—
Common stock, par value $0.01: 3,200 shares authorized; 1,705 shares issued and 1,066 shares outstanding at September 30, 2016 and 1,699 shares issued and 1,101 shares
outstanding at December 31, 2015	17	17
Treasury stock, at cost: 638 shares at September 30, 2016 and 597 shares at December 31,
2015	(32,991)	(28,886)
Shares held in trust: 1 share at September 30, 2016 and December 31, 2015	(31)	(31)
Capital surplus	31,541	30,948
Retained earnings	37,732	35,506
Accumulated other comprehensive income (loss)	(319)	(358)
Total CVS Health shareholders’ equity	35,949	37,196
Noncontrolling interest	5	7
Total shareholders’ equity	35,954	37,203
Total liabilities and shareholders’ equity	$94,156	$92,437

CVS HEALTH CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
In millions	2016	2015
Cash flows from operating activities:
Cash receipts from customers	$128,545	$108,324
Cash paid for inventory and prescriptions dispensed by retail network pharmacies	(106,371)	(89,530)
Cash paid to other suppliers and employees	(11,092)	(11,240)
Interest received	14	15
Interest paid	(954)	(423)
Income taxes paid	(2,194)	(2,305)
Net cash provided by operating activities	7,948	4,841

Cash flows from investing activities:
Purchases of property and equipment	(1,607)	(1,490)
Proceeds from sale-leaseback transactions	230	34
Proceeds from sale of property and equipment and other assets	22	28
Acquisitions (net of cash acquired) and other investments	(333)	(9,503)
Purchase of available-for-sale investments	(40)	(184)
Sale or maturity of available-for-sale investments	76	115
Net cash used in investing activities	(1,652)	(11,000)

Cash flows from financing activities:
Increase in short-term debt	340	(685)
Proceeds from issuance of long-term debt	3,455	14,808
Repayments of long-term debt	(5,185)	(2,898)
Purchase of noncontrolling interest in subsidiary	(39)	—
Payments of contingent consideration	(26)	—
Dividends paid	(1,384)	(1,185)
Proceeds from exercise of stock options	205	277
Excess tax benefits from stock-based compensation	72	132
Repurchase of common stock	(4,000)	(3,871)
Other	(6)	(2)
Net cash provided by (used in) financing activities	(6,568)	6,576
Effect of exchange rates on cash and cash equivalents	2	(8)
Net increase (decrease) in cash and cash equivalents	(270)	409
Cash and cash equivalents at the beginning of the period	2,459	2,481
Cash and cash equivalents at the end of the period	$2,189	$2,890

Reconciliation of net income to net cash provided by operating activities:
Net income	$3,612	$3,740
Adjustments required to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,847	1,510
Stock-based compensation	166	175
Loss on early extinguishment of debt	643	—
Deferred income taxes and other non-cash items	119	(184)
Change in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(1,714)	(2,530)
Inventories	(337)	(893)
Other current assets	2	591
Other assets	(86)	(13)
Accounts payable and claims and discounts payable	1,570	2,038
Accrued expenses	2,077	523
Other long-term liabilities	49	(116)
Net cash provided by operating activities	$7,948	$4,841

Non-GAAP Financial Measures

The following provides reconciliations of certain non-GAAP financial measures presented in this press release to the most directly comparable financial measures calculated and presented in accordance with GAAP. The Company uses the non-GAAP measures “Adjusted EPS” and “Free Cash Flow” to assess and analyze underlying business performance and trends. Management believes that providing these non-GAAP measures enhances investors’ understanding of the Company’s performance.

The Company defines Adjusted Earnings per Share, or Adjusted EPS, as net income excluding the impact of the amortization of intangible assets, acquisition-related transaction and integration costs, acquisition-related bridge financing costs, charge related to a disputed 1999 legal settlement and loss on early extinguishment of debt divided by the Company’s weighted average diluted shares outstanding. The Company believes that this measure enhances investors’ ability to compare the Company’s past financial performance with its current performance.

The Company defines Free Cash Flow as net cash provided by operating activities less net additions to properties and equipment (i.e., additions to property and equipment plus proceeds from sale-leaseback transactions). Management uses this non-GAAP financial measure for internal comparisons and finds it useful in assessing year-over-year cash flow performance.

These non-GAAP financial measures are provided as supplemental information to the financial measures presented in this press release that are calculated and presented in accordance with GAAP. Adjusted EPS should be considered in addition to, rather than as a substitute for, income before income tax provision as a measure of our performance. Free Cash Flow should be considered in addition to, rather than as a substitute for, net cash provided by operating activities as a measure of our liquidity. The Company’s definitions of Adjusted EPS and Free Cash Flow may not be comparable to similarly titled measurements reported by other companies.

The Company has not provided a reconciliation of the long-term Adjusted EPS target announced today to GAAP EPS. The Company is unable to reasonably estimate the GAAP items excluded from the multi-year, long-term Adjusted EPS target.

Adjusted Earnings Per Share
(Unaudited)

The following is a reconciliation of income before income tax provision to Adjusted EPS:

	Three Months Ended September 30,		Nine Months Ended September 30,
In millions, except per share amounts	2016	2015	2016	2015
Income before income tax provision	$2,463	$2,070	$5,884	$6,163
Non-GAAP adjustments:
Amortization of intangible assets	197	160	593	419
Acquisition-related transaction and integration costs(1)	65	127	207	147
Acquisition-related bridge financing costs(1)	—	16	—	52
Charge related to a disputed 1999 legal settlement	—	—	3	—
Loss on early extinguishment of debt	101	—	643	—
Adjusted income before income tax provision	2,826	2,373	7,330	6,781
Adjusted income tax provision	1,063	933	2,832	2,658
Adjusted income from continuing operations	1,763	1,440	4,498	4,123
Net income attributable to noncontrolling interest	(1)	(1)	(2)	(1)
Adjusted income allocable to participating securities	(8)	(6)	(23)	(18)
Adjusted income from continuing operations attributable to CVS Health	$1,754	$1,433	$4,473	$4,104

Weighted average diluted shares outstanding	1,073	1,121	1,082	1,130
Adjusted EPS	$1.64	$1.28	$4.13	$3.63

(1)	Costs associated with the acquisitions of Omnicare and the pharmacies and clinics of Target.

Free Cash Flow
(Unaudited)

The following is a reconciliation of net cash provided by operating activities to free cash flow:

	Nine Months Ended September 30,
In millions	2016	2015

Net cash provided by operating activities	$7,948	$4,841
Subtract: Additions to property and equipment	(1,607)	(1,490)
Add: Proceeds from sale-leaseback transactions	230	34
Free cash flow	$6,571	$3,385

Supplemental Information
(Unaudited)

The Company evaluates its Pharmacy Services Segment and Retail/LTC Segment performance based on net revenue, gross profit and operating profit before the effect of nonrecurring charges and gains and certain intersegment activities. The Company evaluates the performance of its Corporate Segment based on operating expenses before the effect of nonrecurring charges and gains and certain intersegment activities. The following is a reconciliation of the Company’s segments to the accompanying condensed consolidated financial statements:

In millions	Pharmacy Services Segment(1)	Retail/LTC Segment	Corporate Segment	Intersegment Eliminations(2)	Consolidated Totals
Three Months Ended
September 30, 2016:
Net revenues	$30,429	$20,143	$—	$(5,957)	$44,615
Gross profit(3)	1,797	5,893	—	(198)	7,492
Operating profit (loss)(4)(5)	1,458	1,773	(229)	(185)	2,817
September 30, 2015:
Net revenues	25,528	17,912	—	(4,796)	38,644
Gross profit	1,468	5,373	—	(180)	6,661
Operating profit (loss)(4)(5)	1,162	1,643	(309)	(165)	2,331
Nine Months Ended
September 30, 2016:
Net revenues	88,704	60,253	—	(17,402)	131,555
Gross profit(3)	4,266	17,560	—	(575)	21,251
Operating profit (loss)(4)(5)	3,278	5,255	(661)	(529)	7,343
September 30, 2015:
Net revenues	73,849	52,105	—	(13,810)	112,144
Gross profit	3,735	15,990	—	(498)	19,227
Operating profit (loss)(4)(5)	2,837	5,050	(712)	(450)	6,725

(1)
Net revenues of the Pharmacy Services Segment include approximately $2.5 billion and $2.1 billion of retail co-payments for the three months ended September 30, 2016 and 2015, respectively, as well as $8.1 billion and $6.8 billion of retail co-payments for the nine months ended September 30, 2016 and 2015, respectively.

(2)
Intersegment eliminations relate to intersegment revenue generating activities that occur between the Pharmacy Services Segment and the Retail/LTC Segment. These occur in the following ways: when members of Pharmacy Services Segment clients (“members”) fill prescriptions at our retail stores to purchase covered products, when members enrolled in programs such as Maintenance Choice ® elect to pick up maintenance prescriptions at one of our retail stores instead of receiving them through the mail, or when members have prescriptions filled at our long-term care pharmacies. When these occur, both the Pharmacy Services and Retail/LTC segments record the revenues, gross profit and operating profit on a standalone basis.

(3)
The Retail/LTC Segment gross profit for the three and nine months ended September 30, 2016 includes $5 million and $15 million, respectively, of acquisition-related integration costs. The integration costs are related to the acquisitions of Omnicare and the pharmacies and clinics of Target.

(4)
The Retail/LTC Segment operating profit for the three and nine months ended September 30, 2016 includes $52 million and $194 million, respectively, of acquisition-related integration costs. The Retail/LTC Segment operating profit for the three and nine months ended September 30, 2015 includes $12 million of acquisition-related integration costs. The integration costs are related to the acquisitions of Omnicare and the pharmacies and clinics of Target.

(5)
The Corporate Segment operating loss for the three and nine months ended September 30, 2016 includes $13 million of integration costs. The Corporate Segment operating loss for the three and nine months ended September 30, 2015 includes $115 million and $135 million, respectively, of acquisition-related transaction and integration costs.

Supplemental Information
(Unaudited)

Pharmacy Services Segment

The following table summarizes the Pharmacy Services Segment’s performance for the respective periods:

	Three Months Ended September 30,		Nine Months Ended September 30,
In millions	2016	2015	2016	2015

Net revenues	$30,429	$25,528	$88,704	$73,849
Gross profit	1,797	1,468	4,266	3,735
Gross profit % of net revenues	5.9%	5.8%	4.8%	5.1%
Operating expenses	339	306	988	898
Operating expense % of net revenues	1.1%	1.2%	1.1%	1.2%
Operating profit	1,458	1,162	3,278	2,837
Operating profit % of net revenues	4.8%	4.6%	3.7%	3.8%
Net revenues:
Mail choice(1)	$10,872	$9,735	$31,668	$27,592
Pharmacy network(2)	19,469	15,716	56,783	46,043
Other	88	77	253	214
Pharmacy claims processed:
Total	305.0	251.0	912.5	752.3
Mail choice(1)	22.4	21.9	66.3	63.5
Pharmacy network(2)	282.6	229.1	846.2	688.8
Generic dispensing rate:
Total	85.4%	83.8%	85.4%	83.7%
Mail choice(1)	78.5%	76.5%	78.0%	76.3%
Pharmacy network(2)	86.0%	84.5%	85.9%	84.4%
Mail choice penetration rate	18.1%	21.1%	18.0%	20.5%

(1)
Mail choice is defined as claims filled at a Pharmacy Services mail facility, which include specialty mail claims inclusive of Specialty Connect® claims filled at our retail stores, as well as prescriptions filled at our retail stores under the Maintenance Choice® program.

(2)
Pharmacy network net revenues, claims processed and generic dispensing rates do not include Maintenance Choice, which are included within the mail choice category. Pharmacy network is defined as claims filled at retail stores and specialty retail pharmacies, including our retail stores and long-term care pharmacies, but excluding Maintenance Choice activity.

Supplemental Information
(Unaudited)

Retail/LTC Segment

The following table summarizes the Retail/LTC Segment’s performance for the respective periods:

	Three Months Ended September 30,		Nine Months Ended September 30,
In millions	2016	2015	2016	2015

Net revenues	$20,143	$17,912	$60,253	$52,105
Gross profit(1)	5,893	5,373	17,560	15,990
Gross profit % of net revenues	29.3%	30.0%	29.1%	30.7%
Operating expenses(2)	4,120	3,730	12,305	10,940
Operating expense % of net revenues	20.5%	20.8%	20.4%	21.0%
Operating profit	1,773	1,643	5,255	5,050
Operating profit % of net revenues	8.8%	9.2%	8.7%	9.7%
Prescriptions filled (90 Day = 3 Rx)(3)	302.9	258.7	908.9	744.1
Net revenue increase (decrease):
Total	12.5%	6.9%	15.6%	4.0%
Pharmacy	15.3%	10.4%	19.9%	7.0%
Front store	0.8%	(2.4)%	0.9%	(3.7)%
Total prescription volume (90 Day = 3 Rx)(3)	17.1%	10.7%	22.1%	7.7%
Same store increase (decrease)(4):
Total sales	2.3%	1.7%	2.8%	1.1%
Pharmacy sales	3.4%	4.6%	4.3%	4.3%
Front store sales	(1.0)%	(5.8)%	(1.0)%	(6.6)%
Prescription volume (90 Day = 3 Rx)(3)	3.0%	4.4%	4.1%	4.8%
Generic dispensing rate	85.8%	84.8%	85.8%	84.7%
Pharmacy % of total revenues	76.0%	74.1%	75.2%	72.5%

(1)
Gross profit for the three and nine months ended September 30, 2016 includes $5 million and $15 million, respectively, of acquisition-related integration costs related to the acquisitions of Omnicare and the pharmacies and clinics of Target.

(2)
Operating expenses for the three and nine months ended September 30, 2016 includes $47 million and $179 million, respectively, of acquisition-related integration costs related to the acquisitions of Omnicare and the pharmacies and clinics of Target. Operating expenses for the three and nine months ended September 30, 2015 includes $12 million of acquisition-related integration costs related to the acquisitions of Omnicare and the pharmacies and clinics of Target.

(3)
Includes the adjustment to convert 90-day, non-specialty prescriptions to the equivalent of three 30-day prescriptions. This adjustment reflects the fact that these prescriptions include approximately three times the amount of product days supplied compared to a normal prescription.

(4)	Same store sales and prescriptions exclude revenues from MinuteClinic, and revenue and prescriptions from stores in Brazil, long-term care operations and from commercialization services.

2016 Adjusted Earnings Per Share Guidance
(Unaudited)

The following reconciliation of estimated income before income tax provision to estimated adjusted earnings per share contains forward-looking information. All forward-looking information involves risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking information for a number of reasons as described in our Securities and Exchange Commission filings, including those set forth in the Risk Factors section and under the section entitled “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q. See also “Non-GAAP Financial Measures” above for more information on how we calculate Adjusted EPS.

In millions, except per share amounts	Year Ending December 31, 2016

Income before income tax provision(1)	$8,588	$8,689
Non-GAAP adjustments:
Amortization of intangible assets	798	798
Acquisition-related integration costs(1)	207	207
Loss on early extinguishment of debt	643	643
Charge related to a disputed 1999 legal settlement	3	3
Adjusted income before income tax provision	10,239	10,340
Adjusted income tax provision	3,973	4,012
Adjusted income from continuing operations	6,266	6,328
Net income attributable to noncontrolling interest	(2)	(2)
Income allocable to participating securities	(32)	(32)
Adjusted income from continuing operations attributable to CVS Health	$6,232	$6,294

Weighted average diluted shares outstanding	1,080	1,080
Adjusted earnings per share	$5.77	$5.83

In millions, except per share amounts	Three Months Ending December 31, 2016

Income before income tax provision(2)	$2,704	$2,805
Non-GAAP adjustments:
Amortization of intangible assets	205	205
Adjusted income before income tax provision	2,909	3,010
Adjusted income tax provision	1,140	1,180
Adjusted income from continuing operations	1,769	1,830
Net income attributable to noncontrolling interest	—	—
Income allocable to participating securities	(9)	(9)
Adjusted income from continuing operations attributable to CVS Health	$1,760	$1,821

Weighted average diluted shares outstanding	1,073	1,073
Adjusted earnings per share	$1.64	$1.70

(1)
2016 guidance includes integration costs for the acquisitions of Omnicare and the pharmacies and clinics of Target for the nine months ended September 30, 2016 and excludes estimated integration costs for the period from October 1, 2016 to December 31, 2016.

(2)	Estimated integration costs related to the acquisitions of Omnicare and the pharmacies and clinics of Target for the period from October 1, 2016 to December 31, 2016 are excluded from 2016 guidance.

2016 Free Cash Flow Guidance
(Unaudited)

The following reconciliation of net cash provided by operating activities to free cash flow contains forward-looking information. All forward-looking information involves risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking information for a number of reasons as described in our Securities and Exchange Commission filings, including those set forth in the Risk Factors section and under the section entitled “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q. See also “Non-GAAP Financial Measures” above for more information on how we calculate Free Cash Flow.

In millions	Year Ending December 31, 2016

Net cash provided by operating activities	$9,075	$9,270
Subtract: Additions to property and equipment	(2,550)	(2,500)
Add: Proceeds from sale-leaseback transactions	275	230
Free cash flow	$6,800	$7,000

2017 Preliminary Outlook
Adjusted Earnings Per Share
(Unaudited)

The following reconciliation of estimated income before income tax provision to estimated adjusted earnings per share contains forward-looking information. All forward-looking information involves risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking information for a number of reasons as described in our Securities and Exchange Commission filings, including those set forth in the Risk Factors section and under the section entitled “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q. See also “Non-GAAP Financial Measures” above for more information on how we calculate Adjusted EPS.

In millions, except per share amounts	Year Ending December 31, 2017

Income before income tax provision(1)	$8,835	$9,152
Non-GAAP adjustments:
Amortization of intangible assets	820	820
Pension settlement	220	220
Adjusted income before income tax provision	9,875	10,192
Adjusted income tax provision	3,841	3,985
Adjusted income from continuing operations	6,034	6,207
Net income attributable to noncontrolling interest	(2)	(2)
Income allocable to participating securities	(33)	(33)
Adjusted income from continuing operations attributable to CVS Health	$5,999	$6,172

Weighted average diluted shares outstanding	1,040	1,040
Adjusted earnings per share	$5.77	$5.93

(1)	Estimated integration costs related to the acquisition of Omnicare are excluded from the 2017 Preliminary Outlook.